Exhibit 24.1

POWER OF ATTORNEY

I hereby appoint Millard Drexler, James Scully and Arlene Hong my true and lawful attorneys-in-fact, each with full power to act without the other and each with full power of substitution, to sign on my behalf, as an individual and in the capacity stated below, and to file the Annual Report on Form 10-K of J.Crew Group, Inc. for its fiscal year ended January 30, 2010 and any amendment that such attorney-in-fact may deem appropriate or necessary. I further grant unto such attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as I might do.

IN WITNESS WHEREOF, I have executed this power of attorney as of the 11th day of March, 2010.

Signature:	/s/ MILLARD DREXLER
Print Name:	Millard Drexler
Title:	Director

Signature:	/s/ MARY ANN CASATI
Print Name:	Mary Ann Casati
Title:	Director

Signature:	/s/ JAMES COULTER
Print Name:	James Coulter
Title:	Director

Signature:	/s/ DAVID HOUSE
Print Name:	David House
Title:	Director

Signature:	/s/ STEVEN GRAND-JEAN
Print Name:	Steven Grand-Jean
Title:	Director

Signature:	/s/ HEATHER REISMAN
Print Name:	Heather Reisman
Title:	Director

Signature:	/s/ STUART SLOAN
Print Name:	Stuart Sloan
Title:	Director

Signature:	/s/ JOSH WESTON
Print Name:	Josh Weston
Title:	Director